                                                                     Exhibit 1.1

================================================================================










                      PUGET SOUND ENERGY CAPITAL TRUST II

                          (a Delaware Business Trust)

                                 $200,000,000


                       8.40% TRUST ORIGINATED PREFERRED
                                  SECURITIES



                            UNDERWRITING AGREEMENT



















Dated:  May 18, 2001

================================================================================

                               Table of Contents

                            UNDERWRITING AGREEMENT

                                                                                             Page
1.   Representations and Warranties.....................................................        3
     (a)  Compliance with Registration Requirements.....................................        3
     (b)  Incorporated Documents........................................................        4
     (c)  No Material Adverse Change in Business........................................        4
     (d)  Good Standing of the Company..................................................        4
     (e)  Good Standing of Subsidiaries.................................................        5
     (f)  Authorization of Agreement....................................................        5
     (g)  Authorization of the Trust Agreement..........................................        5
     (h)  Authorization of the Subordinated Debentures..................................        5
     (i)  Authorization of the Trust Securities.........................................        5
     (j)  Authorization of the Trust Preferred Guarantee and Common Securities
          Guarantee.....................................................................        6
     (k)  Authorization of the Indenture................................................        6
     (l)  Independent Accountants.......................................................        6
     (m)  Financial Statements..........................................................        6
     (n)  Absence of Defaults and Conflicts.............................................        7
     (o)  Absence of Further Requirements...............................................        8
     (p)  Environmental Laws............................................................        8
     (q)  Absence of Proceedings........................................................        8
     (r)  [Reserved]....................................................................        9
     (s)  Officer's Certificates........................................................        9

2.   Sale and Delivery to Underwriters; Closing.........................................        9
     (a)  Securities....................................................................        9
     (b)  Payment.......................................................................        9
     (c)  Denominations; Registration...................................................       10

3.   Agreements of the Company..........................................................       10
     (a)  Compliance with Securities Regulations and Commission Requests................       10
     (b)  Filing of Amendments..........................................................       10
     (c)  Delivery of Registration Statements...........................................       10
     (d)  Delivery of Prospectuses......................................................       11
     (e)  Continued Compliance with Securities Laws.....................................       11
     (f)  Blue Sky Qualifications.......................................................       11
     (g)  Restriction on Sale of Securities.............................................       12
     (h)  Rule 158......................................................................       12
     (i)  Use of Proceeds...............................................................       12

4.   Payment of Expenses................................................................       12
     (a)  Expenses......................................................................       12
     (b)  Termination of Agreement......................................................       13


5.   Conditions of Underwriters' Obligations............................................       13
     (a)  Effectiveness of Registration Statement.......................................       13
     (b)  Opinion of Counsel for Company................................................       13
     (c)  Opinion of Counsel for Trust..................................................       13
     (d)  Opinion of Counsel for Trustee................................................       14
     (e)  Tax Opinion...................................................................       14
     (f)  Opinion of Counsel for Underwriters...........................................       14
     (g)  Company Officers' Certificate.................................................       14
     (h)  Trust Certificate.............................................................       15
     (i)  Accountant's Comfort Letter...................................................       15
     (j)  Bring-down Comfort Letter.....................................................       15
     (k)  Maintenance of Rating.........................................................       15
     (l)  Additional Documents..........................................................       15
     (m)  Termination of Agreement......................................................       16

6.   Indemnification....................................................................       16
     (a)  Indemnification of Underwriters...............................................       16
     (b)  Indemnification of Company, Directors and Officers............................       17
     (c)  Actions against Parties; Notification.........................................       17
     (d)  Settlement without Consent if Failure to Reimburse............................       18

7.   Contribution.......................................................................       18

8.   Representations, Warranties and Agreements to Survive Delivery.....................       19

9.   Termination of Agreement...........................................................       20
     (a)  Liabilities...................................................................       20

10.  Default by One or More of the Underwriters.........................................       20

11.  Notices............................................................................       21

12.  Parties............................................................................       21

13.  GOVERNING LAW AND TIME.............................................................       21

14.  Effect of Headings.................................................................       21

15.  Counterparts.......................................................................       22

SCHEDULES

     Schedule A  -  List of Underwriters Sch A-1........................................  Sch A-1
     Schedule B  -  Pricing Information Sch B-1.........................................  Sch B-1

EXHIBITS

     Exhibit A - Form of Opinion of Trust's Washington Counsel A-1......................  Exh A-1
     Exhibit B - Form of Opinion of Counsel to the Trust................................  Exh B-1
     Exhibit C - Form of Opinion of Counsel to the Trustee..............................  Exh C-1

                      PUGET SOUND ENERGY CAPITAL TRUST II

                          (a Delaware Business Trust)

                                 $200,000,000


                       8.40% TRUST-ORIGINATED PREFERRED
                                  SECURITIES

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                    May 18, 2001

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Puget Sound Energy Capital Trust II, a Delaware business trust (the "Trust"), and Puget Sound Energy, Inc., a Washington corporation (the "Company" or the "Guarantor") each confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $200,000,000 in aggregate principal amount of the Company's 8.40% Trust-Originated Preferred Securities due June 30, 2041 (the "Trust Preferred Securities").

     The Trust Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust dated as of May 18, 2001 (the "Trust Agreement") among the Company, in its capacity as the Sponsor, and the Trustees (each, as defined therein). The Trust Agreement authorizes the Trustees, on behalf of the Trust, to issue the Trust Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent undivided beneficial interests in the assets of the Trust, which will be owned/purchased by the Company (the "Common Securities" and together with the Trust Preferred Securities, the "Trust Securities"). The Common Securities are subordinate to the Trust Preferred Securities.

     The Trust will use the proceeds from the sale of the Trust Preferred Securities to buy an equal principal amount of the 8.40% Subordinated Deferrable Interest Debentures, due 2041, issued by the Company (the "Subordinated Debentures" and together with the Trust Securities, the "Securities"). The Subordinated Debentures are unsecured debt obligations of the Company that are to be issued under an Indenture dated as of May 18, 2001 as supplemented from time to time (as so supplemented, the "Indenture") between the Company and Bank One Trust Company, N.A., as trustee (the "Debenture Trustee"). In certain circumstances, the Company can elect to liquidate the Trust and distribute the Subordinated Debentures.

     Certain payments on the Trust Preferred Securities will be guaranteed (the "Trust Preferred Guarantee") by the Guarantor pursuant to the Preferred Securities Guarantee Agreement dated as of May 18, 2001 (the "Preferred Securities Guarantee") to be entered into between the Guarantor and Bank One Trust Company, N.A., as trustee, and certain distributions on the Common Securities will be guaranteed by the Guarantor pursuant to the Common Securities Guarantee Agreement dated as of May 18, 2001 (the "Common Securities Guarantee") between the Guarantor and Bank One Trust Company, N.A. as trustee.

     The Company and the Trust understand that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Trust Agreement, the Indenture and the Preferred Securities Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-47302) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a "preliminary prospectus."
Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Indenture, the Trust Agreement, the Preferred Securities Guarantee and the Common Securities Guarantee are referred to herein collectively as the "Operative Documents".

     All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1.  Representations and Warranties
--  ------------------------------

     The Company and the Trust jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in
Section 2(b) hereof, and agree with each Underwriter, as follows:

     (a)  Compliance with Registration Requirements
     ---  -----------------------------------------

     The Company and the Trust meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act or statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (b)  Incorporated Documents
     ---  ----------------------

     The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c)  No Material Adverse Change in Business
     ---  --------------------------------------

     Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein
(A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and
(B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

     (d)  Good Standing of the Company
     ---  ----------------------------

     The Company has been duly organized and is validly existing as a corporation, under the laws of the State of Washington and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Operative Documents, as applicable; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     The Trust has been duly created and is validly existing as statutory business trust in good standing under the Business Trust Act of the State of Delaware, 12 Del.C. (S)(S) 3801 et seq (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Registration Statement, and has conducted and will conduct no business other than the transactions described in the Registration Statement.

     (e)  Good Standing of Subsidiaries
     ---  -----------------------------

     The Company has no "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X).

     (f)  Authorization of Agreement
     ---  --------------------------

     This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

     (g)  Authorization of the Trust Agreement
     ---  ------------------------------------

     The Trust Agreement has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company, as Sponsor and the Trustees, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (h)  Authorization of the Subordinated Debentures
     ---  --------------------------------------------

     The Subordinated Debentures have been duly authorized and, when duly executed, authenticated, issued and delivered in the manner provided for in this Agreement and in the Indenture and delivered against payment of the purchase price therefore as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

     (i)  Authorization of the Trust Securities
     ---  -------------------------------------

     The Trust Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when duly authenticated, issued and delivered in the manner provided for in this Agreement and the Trust Agreement and delivered against payment of the purchase price therefore as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust and entitled to the benefits of the Trust Agreement in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

     (j)  Authorization of the Trust Preferred Guarantee and Common Securities
     ---  --------------------------------------------------------------------
          Guarantee
          ---------

     The Trust Preferred Guarantee and Common Securities Guarantee have each been duly authorized by the Guarantor and, when duly executed and delivered as provided for in the Trust Agreement, will each constitute the valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Trust Preferred Guarantee or the Common Securities Guarantee, as applicable, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the Trust Preferred Guarantee or the Common Securities Guarantee, as applicable.

     (k)  Authorization of the Indenture
     ---  ------------------------------

     The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered as provided for in the Indenture, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

     (l)  Independent Accountants
     ---  -----------------------

     The accountants who certified the financial statements and supporting schedules including the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (m)  Financial Statements
     ---  --------------------

     The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

     (n)  Absence of Defaults and Conflicts
     ---  ---------------------------------

     The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the other Operative Documents to which it is a party and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the other Operative Documents and the Securities does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

     The Trust is not a party to or bound by any agreement or instrument other than this Agreement and the Operative Documents to which it is a party, and the agreements and instruments contemplated by the Trust Agreement and described in the Registration Statement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Registration Statement; and the Trust is not a party to or subject to any action, suit or proceeding of any nature. The execution, delivery and performance of this Agreement and the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein and therein will not violate or conflict with any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties or assets, nor will such actions result in any violation of the Trust Agreement or the certificate of trust of the Trust; and except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents to which the Trust is a party or the consummation of the transactions contemplated herein and therein.

     (o)  Absence of Further Requirements
     ---  -------------------------------

     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Trust Agreement by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture and the Trust Agreement under the 1939 Act.

     (p)  Environmental Laws
     ---  ------------------

     Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements.

     (q)  Absence of Proceedings
     ---  ----------------------

     There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Trust or any subsidiary that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary or the Trust is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (r)  [Reserved]
     ---  ----------

     (s)  Officer's Certificates
     ---  ----------------------

     Any certificate signed by any officer of the Company or any of its subsidiaries or any Regular Trustee (as defined in the Trust Agreement) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust (as the case may be) to each Underwriter as to the matters covered thereby.

2.   Sale and Delivery to Underwriters; Closing
--   ------------------------------------------

     (a)  Securities
     ---  ----------

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b)  Payment
     ---  -------

     Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Company, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c)  Denominations; Registration
     ---  ---------------------------

     Certificates for the Securities shall be in such denominations as Merrill Lynch shall request ($25 or integral multiples thereof) and registered in the name of The Depository Trust Company's nominee. The Securities will be made available for examination by Merrill Lynch not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

3.  Agreements of the Company
--  -------------------------

     The Company and the Trust agree with each Underwriter as follows:

     (a)  Compliance with Securities Regulations and Commission Requests
     ---  --------------------------------------------------------------

     The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b)  Filing of Amendments
     ---  --------------------

     The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c)  Delivery of Registration Statements
     ---  -----------------------------------

     The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the

Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d)  Delivery of Prospectuses
     ---  ------------------------

     The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e)  Continued Compliance with Securities Laws
     ---  -----------------------------------------

     The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f)  Blue Sky Qualifications
     ---  -----------------------

     The Company will cooperate with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative(s) may designate and to maintain such qualifications in effect as long as may be required for distribution of the securities by the Underwriters, but not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

     (g)  Restriction on Sale of Securities
     ---  ---------------------------------

     From the date hereof through the Closing Date, the Company will not, without prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any long-term debt securities or guarantees of such securities.

     (h)  Rule 158
     ---  --------

     The Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (i)  Use of Proceeds
     ---  ---------------

     The Company and the Trust will use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

4.  Payment of Expenses
--  ---------------------

     (a)  Expenses
     ---  --------

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the other Operative Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's respective counsel, accountants and other advisors, (v) the expenses related to the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Regular Trustees, the Property Trustee, the Delaware Trustee and the costs and charges of any registrar, transfer agent, paying agent under the Operative

Documents, including the fees and disbursements of counsel for the Trustee in connection with the Operative Documents and the Securities and (viii) any fees payable in connection with the rating of the Securities.

     (b)  Termination of Agreement
     ---  ------------------------

     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.  Conditions of Underwriters' Obligations
--  ---------------------------------------

     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a)  Effectiveness of Registration Statement
     ---  ---------------------------------------

     The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b)  Opinion of Counsel for Company
     ---  ------------------------------

     At Closing Time, the Representatives shall have received the favorable opinion as to Washington law, dated as of Closing Time, of Perkins Coie, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c)  Opinion of Counsel for Trust
     ---  ----------------------------

     At Closing Time, the Representatives shall have received the favorable opinion as to Delaware law, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to matters governed by the laws of jurisdictions other than the law of the State of Delaware and federal law of the United States, upon the opinions of Counsel to the Representatives.

     (d)  Opinion of Counsel for Trustee
     ---  ------------------------------

     At Closing Time, the Representatives shall have received the favorable opinion as to Delaware law, dated as of Closing Time, of Pepper Hamilton LLP, counsel for the Property Trustee and Delaware Trustee (each as defined in the Trust Agreement), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to matters governed by the laws of jurisdictions other than the law of the State of Delaware and federal law of the United States, upon the opinions of Counsel to the Representatives.

     (e)  Tax Opinion
     ---  -----------

     At Closing Time, the Representatives shall have received a favorable opinion as to certain tax matters, dated as of Closing Time, of Perkins Coie, LLP, tax counsel for the Company and the Trust, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D and to such further effect as counsel to the Underwriters may reasonably request (it being understood that such legal opinion will be subject to customary assumptions, qualifications and exclusions).

     (f)  Opinion of Counsel for Underwriters
     ---  -----------------------------------

     At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor and its subsidiaries and certificates of public officials.

     (g)  Company Officers' Certificate
     ---  -----------------------------

     At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (h)  Trust Certificate
     ---  -----------------

     At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Sponsor and a Regular Trustee, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (i)  Accountant's Comfort Letter
     ---  ---------------------------

     At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (j)  Bring-down Comfort Letter
     ---  -------------------------

     At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (k)  Maintenance of Rating
     ---  ---------------------

     At Closing Time, the Securities shall be rated at least "baa2" by Moody's Investor's Service Inc. and "BBB-" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

     (l)  Additional Documents
     ---  --------------------

     At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Trust in writing in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (m)  Termination of Agreement
     ---  ------------------------

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company in writing at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

6.   Indemnification
--   ---------------

     (a)  Indemnification of Underwriters
     ---  -------------------------------

     The Company and the Trust, jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or in any statement in or omission from the Statement of Eligibility and Qualification (Form T-1) of the Trustees under the Trust Agreement and the Indenture; and provided further, that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Securities that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as supplemented.

     (b)  Indemnification of Company, Directors and Officers
     ---  --------------------------------------------------

     Each Underwriter severally agrees to indemnify and hold harmless the Company and the Trust, their directors, each of their officers or trustees, as the case may be, who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c)  Actions against Parties; Notification
     ---  -------------------------------------

     Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced or threatened against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company or the Trust. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d)  Settlement without Consent if Failure to Reimburse
     ---  --------------------------------------------------

     If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.   Contribution
--   ------------

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth on such cover.

     The relative fault of the Company and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

8.   Representations, Warranties and Agreements to Survive Delivery
--   --------------------------------------------------------------

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

9.   Termination of Agreement
--   ------------------------

     This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Trust prior to delivery of and payment for the Securities, if prior to such time (i) the Company or the Trust shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled (other than by reason of a default by any of the Underwriters), (iii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Trust, whether or not arising in the ordinary course of business, (iv) trading in the Company's Common Stock has been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the over-the-counter market shall have been suspended (otherwise than as a result of a "circuit breaker" or other similar suspension of securities trading pursuant to existing regulations) or minimum or maximum prices shall have been fixed, or minimum or maximum ranges for prices for securities have been required, by either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by Federal or New York or Washington state authorities, or (vi) there shall have occurred any material adverse change in general economic, political or financial conditions in the United States, or any outbreak of hostilities or escalation of hostilities or other national or international calamity or crisis, the effect of which on the financial markets in the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities.

     (a)  Liabilities
     ---  -------------

     If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

10.  Default by One or More of the Underwriters
---  ------------------------------------------

     If one or more of the Underwriters shall fail at Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

11.  Notices
---  -------

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Keith Lurie; and notices to the Company as the Guarantor shall be directed to it at Puget Sound Energy, Inc., 411 108th Avenue, N.E., Bellevue, Washington, 98004-5518, attention of: Donald E. Gaines with a copy to Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington, 98101, attention of Andrew Bor.

12.  Parties
---  -------

     This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.  GOVERNING LAW AND TIME
---  ----------------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

14.  Effect of Headings
---  ------------------

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

15.  Counterparts
---  ------------

     This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              PUGET SOUND ENERGY CAPITAL TRUST II

                              By: /s/ Donald E. Gaines
                                  ----------------------------------
                                  Donald E. Gaines
                                  Regular Trustee


                              PUGET SOUND ENERGY, INC.

                              By: /s/ Donald E. Gaines
                                  ----------------------------------
                                  Donald E. Gaines
                                  Vice President and Treasurer


CONFIRMED AND ACCEPTED,
as of the date first above written:

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
For itself and as Representative of the other
Underwriters named in Schedule A hereto.


By: /s/ Anthony Leness
    ------------------------------
    Anthony Leness
    Managing Director

                                   SCHEDULE A

                                                                                 Principal
                                                                                 Amount of
Name of Underwriter                                                              Securities
------------------                                                          -------------------
Merrill Lynch, Pierce, Fenner & Smith                                                 2,170,000
            Incorporated
Morgan Stanley & Co. Incorporated                                                     2,160,000
Salomon Smith Barney Inc.                                                             2,160,000
J.P. Morgan Securities Inc.                                                             245,000
U.S. Bancorp Piper Jaffray, Inc.                                                        245,000
Wells Fargo Investments LLC                                                             245,000
BNY Capital Markets, Inc.                                                                50,000
Banc One Capital Markets, Inc.                                                           50,000
D. A. Davidson & Co.                                                                     50,000
Dain Rauscher Incorporated                                                               50,000
First Union Securities, Inc.                                                             50,000
Legg Mason Wood Walker, Incorporated                                                     50,000
McDonald Investments Inc.                                                                50,000
Prudential Securities Incorporated                                                       50,000
Quick & Reilly, Inc.                                                                     50,000
Charles Schwab & Co., Inc.                                                               50,000
ABN AMRO Incorporated                                                                    25,000
BB&T Capital Markets, a division of Scott and
  Stringfellow, Inc.                                                                     25,000
Robert W. Baird & Co. Incorporated                                                       25,000
Bear, Stearns & Co. Inc.                                                                 25,000
CIBC World Markets Corp.                                                                 25,000
Deutsche Banc Alex. Brown Inc.                                                           25,000
Fahnestock & Co. Inc.                                                                    25,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                                        25,000
Morgan Keegan & Company, Inc.                                                            25,000
The Robinson-Humphrey Company, LLC                                                       25,000
Southwest Securities, Inc.                                                               25,000
                                                                                      ---------
Total.....................................................................            8,000,000
                                                                                      =========

                                    Sch A-1

                                  SCHEDULE B

                      PUGET SOUND ENERGY CAPITAL TRUST II

                             $200,000,000   8.40%
                     Trust Originated Preferred Securities
                             $25 Par Denomination


     1. The initial public offering price of the Trust Originated Preferred Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Trust Originated Preferred Securities shall be 96.85% of the principal amount thereof or an underwriting discount of 3.15% per Trust Originated Preferred Security.

     3. The interest rate on the Trust Originated Preferred Securities shall be 8.40% per annum.

     4. The maturity date for the Trust Originated Preferred Securities shall be June 30, 2041.

     All terms not defined herein shall have the meaning ascribed to such terms in the Underwriting Agreement, dated as of May 18, 2001, among Puget Sound Energy Capital Trust II, Puget Sound Energy, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of each of the other Underwriters named in the Underwriting Agreement (the "Underwriting Agreement").


                                    Sch B-1

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                              Very truly yours,

                              PUGET SOUND ENERGY CAPITAL TRUST II

                              By: /s/ Donald E. Gaines
                                  ----------------------------------
                                  Donald E. Gaines
                                  Regular Trustee

                              PUGET SOUND ENERGY, INC.


                              By: /s/ Donald E. Gaines
                                  ----------------------------------
                                  Donald E. Gaines
                                  Vice President and Treasurer



CONFIRMED AND ACCEPTED,
as of the date first above written:


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
       For itself and as Representative of
       the other Underwriters named in
       Schedule A to the Underwriting Agreement


By: /s/ Anthony Leness
    -------------------------
    Anthony Leness
    Managing Director


                                    Sch B-2

                                   Exhibit A

             Form of Opinion of Washington Counsel to the Company


                       [LETTERHEAD OF PERKINS COIE LLP]


                                  May __, 2001


To the parties listed on Exhibit A

     Re:  Puget Sound Energy Capital Trust II

Ladies and Gentlemen:

     We have acted as counsel to Puget Sound Energy, Inc. (the "Company") in connection with (i) the formation of the Puget Sound Energy Capital Trust II (the "Trust"), (ii) the authorization and issuance by the Trust of $200,000,000 principal amount of 8.40% Trust Originated Preferred Securities (the "Preferred Securities"), (iii) the sale by the Trust to the Company of its common securities (the "Common Securities"), (iv) the sale by the Company to the Trust of the Company's 8.40% Subordinated Deferrable Interest Debentures due June 30, 2041 (the "Subordinated Debentures"), and (v) the guarantee by the Company of the Common Securities pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee") and the Preferred Securities pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee"), each dated May 18, 2001. The Subordinated Debentures, Preferred Securities and Preferred Securities Guarantee are collectively referred to herein as the "Securities."

     The Common Securities and the Preferred Securities will be issued pursuant to the Amended and Restated Declaration of Trust, dated May 18, 2001 (the "Declaration"), among the Company, as sponsor, Richard L. Hawley and Donald E. Gaines, as regular trustees, Bank One Trust Company, N.A., as property trustee, and Bank One Delaware, Inc., as Delaware trustee. The Subordinated Debentures will be issued pursuant to an indenture, dated as of May 18, 2001 (the "Indenture"), as supplemented by the First Supplemental Indenture, dated as of May 18, 2001 (the "First Supplemental Indenture"), between the Company and Bank One Trust Company, N.A., as indenture trustee. The Company's registration statement on Form S-3 (File No. 333-47302) (the "Registration Statement") was filed in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment or prospectus supplement which provides information relating to the terms of such securities and the manner of their distribution. The Preferred Securities are initially to be offered by the Prospectus dated October 30, 2000 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement dated May 18, 2001 (the "Prospectus Supplement"), which supplements certain information contained in the Basic Prospectus (the Basic Prospectus as supplemented by the Prospectus Supplement is hereinafter referred to as

                                    Exh A-1

May __, 2001
Page 2


the "Prospectus"). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the effective date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.

     This opinion is delivered to you pursuant to Section 5(b) of the Underwriting Agreement, dated May 18, 2001 (the "Underwriting Agreement"), between the Company and each of you (the "Initial Purchasers"). Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Underwriting Agreement.

     In the course of our representation as described above, we have examined, among other things, the Underwriting Agreement, the Declaration, the Preferred Securities Guarantee, the Common Securities Guarantee, the Indenture, the First Supplemental Indenture, the Registration Statement, the Prospectus, and the documents delivered at the closing of the sale of the Securities. We have also examined originals, photocopies or certified copies of all such corporate records of the Company and the Trust, and of all such indentures, agreements and such other instruments, certificates and orders of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have relied upon certificates and assurances of officers and representatives of the Company and statements contained in the Underwriting Agreement and related certificates, the Registration Statement and the Prospectus.

     In addition, we have further relied on the following assumptions, the accuracy of which we have not independently verified:

     (i) the genuineness of all signatures, the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

     (ii) that each of the Operative Documents constitutes the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against such party in accordance with its terms; and

     (iii) that no action has been taken or will be taken by any party other than the Company that would cause the Operative Documents to be void, give the Company a right to void any of such documents or give rise to a defense by the Company that one or more of the provisions of any of such documents are unenforceable.

                                    Exh A-2

May __, 2001
Page 3


     Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements made in the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto, except as stated in paragraphs 12, 13 and 14 hereof, we have reviewed the Registration Statement and the Prospectus and any amendment or supplement thereto, participated in conferences with representatives of the Company, its accountants and your representatives and legal counsel, at which the contents of the Registration Statement and the Prospectus, including any amendment or supplement thereto, and related matters were discussed, and we do not know of any reason to believe that, at the effective date of the Registration Statement, or at the date hereof, the Registration Statement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, or at the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no view as to the accuracy of the financial statements or supporting schedules or the other financial and statistical information contained in the Registration Statement or in the Prospectus or any amendment or supplement thereto).

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Washington.

     2. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents to which it is a party, including, without limitation, the issuance of the Subordinated Debentures and the Preferred Securities Guarantee.

     3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     5. The Declaration has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable

                                    Exh A-3

May __, 2001
Page 4


against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution contained therein may be limited by state and federal securities laws or the public policy underlying such laws.

     6. Each of the Preferred Securities Guarantee and the Common Securities Guarantee has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     7. Each of the Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     8. The Subordinated Debentures have been duly authorized for issuance and sale by the Company, and the Subordinated Debentures, when executed, authenticated and delivered in the manner provided for in the Indenture and the First Supplemental Indenture and paid for in accordance with the Debenture Subscription Agreement will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the First Supplemental Indenture and enforceable against the Company in accordance with their terms.

     9. The execution, delivery and performance of the Operative Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any agreement and instrument known to us, which, in the event of any such conflict, breach, default, Repayment Event or imposition of lien, charge or encumbrance, would be reasonably expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

     10. To the best of our knowledge, there is no action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be

                                    Exh A-4

May __, 2001
Page 5


expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company or any of its subsidiaries, the performance by the Company of its obligations under the Operative Documents or the consummation of the transactions contemplated in the Prospectus.

     11. The Operative Documents and the Securities conform in all material respects to the description thereof contained in the Prospectus.

     12. The statements in the Prospectus under the captions "Certain terms of the trust preferred securities," "Certain terms of the debentures," "Subordinated Debentures," "Trust Preferred Securities," "The Guarantee" and "ERISA Considerations" or any caption purporting to cover such matters, the information in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under "Regulation and Rates" and "Legal Proceedings" and the information in the Registration Statement under Item 15, to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by us and are accurate in all material respects.

     13. The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     14. The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

     15. All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; and, to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                                    Exh A-5

May __, 2001
Page 6


     16. To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     17. The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     18. The Company is not, and following issuance of the Securities and the consummation of the transactions contemplated by the Underwriting Agreement (including the use of proceeds of the sale of the Subordinated Debentures, as described in the Prospectus under the caption "Use of Proceeds") will be, an "investment company" or an entity "controlled" by an "'investment company" which is required to be registered under the Investment Company Act of 1940.

     19. The Washington Utilities and Transportation Commission has issued an Order, dated October 25, 2000, with respect to the Securities and such Order has not been rescinded, annulled or modified. Except for such filings subsequent to the date hereof as may be specifically required by the Washington Utilities and Transportation Commission in order to effectuate the Order, no other filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation of the transactions contemplated in the Prospectus other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been made, obtained or rendered, as applicable, and other than compliance with the provisions of applicable state securities or "blue sky" laws.

     20. Each of the Indenture and the Declaration has been duly qualified under the 1939 Act.

     The opinions expressed above are subject to the following exclusions and qualifications:

     1. We express no opinion as to the validity, binding effect or enforceability of any right or obligation to the extent that such right or obligation may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' nights generally or (b) general principles of equity

                                    Exh A-6

May __, 2001
Page 7


(regardless of whether considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief.

     2. We express no opinion as to any laws other than the federal laws of the United States and the internal laws of the State of Washington and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

     3. Notwithstanding any provisions in the Operative Documents to the effect that such agreements reflect the entire understanding of the parties with respect to the matters described therein, the courts of the State of Washington may consider extrinsic evidence of the circumstances surrounding the entering into of such agreements to ascertain the intent of the parties in using the language employed in such agreements, regardless of whether or not the meaning of the language used in such agreements is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such agreements.

     4. Whenever a statement herein is qualified "to our best knowledge," "known to us" or a similar phase, it is intended to indicate that, during the course of our representation of the Company in this transaction, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company during the twelve months preceding the date hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.

     5. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking or obligation to advise you of any changes in law. This opinion is provided to you and is solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereby. It may not be relied on by any other person, or duplicated or disclosed, without our prior written consent.

                              Very truly yours,





                                    Exh A-7

                                   Exhibit B

                    Form of Opinion of Counsel to the Trust



                                 May __, 2001

To Each of the Persons Listed
on Schedule A Hereto

               Re: 8.40% Trust Originated Preferred Securities of Puget Sound Energy Capital Trust II
                    ----------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Puget Sound Energy Capital Trust II (the "Trust"), a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
(S)(S) 3801 et. seq.) (the "Delaware Act"), in connection with the issuance by the Trust of 8.40% Trust Originated Preferred Securities, liquidation amount $25 per trust preferred security (the "Preferred Securities"), as described in the Base Prospectus dated October 30, 2000, as supplemented by a Prospectus Supplement dated May 18, 2001 relating to the Preferred Securities (collectively, the "Prospectus"), being offered pursuant to a Registration Statement on Form S-3 (File No. 333-47302) filed with the Securities and Exchange Commission on October 4, 2000 under the Securities Act of 1933, as amended. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

     The Preferred Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of May 18, 2001 (the "Declaration of Trust"), among Puget Sound Energy, Inc., a Washington corporation (the "Company"), as sponsor, Richard L. Hawley and Donald E. Gaines, as regular trustees, Bank One Delaware, as Delaware trustee, and Bank One Trust Company, N.A., as property trustee (the "Property Trustee" and collectively with such other trustees, the "Trustees"), for the benefit of holders, from time to time, of undivided beneficial interests in the assets of the Trust.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a) The Certificate of Trust of the Trust, dated as of October 3, 2000 (the "Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 3, 2000;

     (b) the Declaration of Trust, including the designation of the terms of the Preferred Securities contained in Annex I thereto;

                                    Exh B-1

Each of the Persons Listed on Schedule A Hereto
May __, 2001
Page 2

     (c) The Underwriting Agreement, dated as of May 18, 2001 (the "Underwriting Agreement"), among the Trust, the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto;

     (d)  The Prospectus;

     (e)  a specimen certificate of the Preferred Securities; and

     (f) a Certificate of the Secretary of State of the State of Delaware with respect to the good Standing of the Trust.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto (other than the Trust) had or as of the date hereof will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery

                                    Exh B-2

Each of the Persons Listed on Schedule A Hereto
May __, 2001
Page 3

by such parties of such documents and, except to the extent set forth in paragraph 3 below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Trustees and other representatives of the Trust and others.

     Members of our firm are admitted to practice in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

     In rendering the opinion set forth herein, we have assumed that the execution and delivery of the Declaration of Trust by the parties thereto and the execution, issuance and delivery of the Preferred Securities by the Trust do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Trust or its properties is subject; (ii) any law, rule or regulation to which the Trust is subject, except that we do not make such assumption with respect to those laws, rules and regulations of the State of Delaware which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, but without our having made any special investigation concerning the applicability of any specific laws, rules or regulations ("Applicable Laws"); and (iii) any judicial or regulatory order or decree of any governmental authority.

                                    Exh B-3

Each of the Persons Listed on Schedule A Hereto
May __, 2001
Page 4

     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

     2. Under the Delaware Act and the Declaration of Trust, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus.

                                    Exh B-4

Each of the Persons Listed on Schedule A Hereto
May __, 2001
Page 5

     3. The Declaration of Trust constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

     4. Under the Delaware Act and the Declaration of Trust, the Trust has the trust power and authority to (i) execute and deliver, and to perform its obligations under, the Underwriting Agreement and (ii) issue, and perform its obligations under, the Preferred Securities.

     5. Under the Delaware Act and the Declaration of Trust, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

     6. The Preferred Securities have been duly authorized by the Declaration of Trust and are duly and validly issued and, subject to the qualifications set forth herein, represent fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Holders of the Preferred Securities, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring your attention, however, that the Holders of the Preferred Securities may be obligated pursuant to the Declaration of Trust to (i) provide indemnity in connection with, and pay taxes or governmental charges arising from, transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.


     7. The Common Securities have been duly authorized by the Declaration of Trust and represent duly and validly issued undivided beneficial interests in the assets of the Trust.

     8. Under the Delaware Act and the Declaration of Trust, the issuance of the Securities is not subject to preemptive rights.

     9. The issuance and sale by the Trust of the Preferred Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the

                                    Exh B-5

Each of the Persons Listed on Schedule A Hereto
May __, 2001
Page 6


Certificate of Trust or the Declaration of Trust or (ii) any Applicable Law.

     The opinion set forth in paragraph 1 above as to the existence and good standing of the Trust is based solely upon our review of a certificate of the Secretary of State of the State of Delaware. The opinion expressed in paragraph 3 above regarding the enforceability of the Declaration of Trust is subject to
(i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. The opinions expressed herein are as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                     Very truly yours,




                                    Exh B-6

                                   Schedule A
                                   ----------


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
    & Smith Incorporated
 as representative of the Underwriters
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Puget Sound Energy Capital Trust II
c/o Puget Sound Energy, Inc.
411-108th Avenue N.E.
Bellevue, Washington 98004-5515

Puget Sound Energy, Inc.
411-108th Avenue N.E.
Bellevue, Washington 98004-5515

                                   Exhibit C

                   Form of Opinion of Counsel to the Trustee



                                 May ___, 2001



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
 as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Bank One Trust Company, National Association, a national banking association ("BOTC"), and to Bank One Delaware, Inc., a Delaware corporation ("BOD," and together with BOTC referred to herein as the "Trustees"), in connection with (i) the appointment of BOTC and BOD as Property Trustee and Delaware Trustee, respectively, of Puget Sound Energy Capital Trust II, a Delaware statutory business trust, pursuant to a trust agreement, dated as of October 3, 2000 , as amended and restated in its entirety effective as of May ___, 2001 (as so amended and restated, the "Trust Agreement"), (ii) the appointment of BOTC as a trustee (the "Guarantee Trustee") under the Preferred Securities Guarantee (the "Guarantee"), and (iii) the appointment of BOTC as a Debenture Trustee under the Indenture. This opinion is delivered to you pursuant to the Underwriting Agreement. Except as otherwise defined herein, the capitalized terms used herein shall have the meanings set forth in the Trust Agreement.

     For purposes of this opinion, we have examined the Trust Agreement, the Guarantee, and the Indenture. Additionally, we have made such examination of laws, of certificates of public officials, and of certificates of officers of BOTC and BOD as we have deemed necessary to enable us to render the opinions set forth herein.

     With your permission, and without any further inquiry, we have assumed that the Trust Agreement, the Guarantee, and the Indenture have been duly authorized, executed and delivered by each of the parties thereto (other than the Trustees) and constitute legal, valid and binding obligations enforceable against the respective parties thereto (other than the Trustees) in accordance with their terms.

                                    Exh C-1

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
as Representatives of the several Underwriters
Page 2
May __, 2001


     As to material matters of fact relevant to the opinions hereinafter expressed, with your permission, we have assumed the accuracy and completeness of, and have relied solely upon, the representations and warranties contained in the Trust Agreement, the Guarantee, and the Indenture.

     We have further assumed (i) the genuineness of all signatures and the authenticity and completeness of all records, certificates, instruments and documents (including the Trust Agreement, the Guarantee, and the Indenture) submitted to us as originals; and (ii) the conformity to authentic originals of all records, certificates, instruments and documents submitted to us as certified, conformed, photostatic or facsimile copies thereof.

     In expressing opinions based on our knowledge, the phrase "our knowledge" or words of similar meaning means that, in the course of our representation of the Company, no information has come to the attention of partners or associates of this firm who have performed legal services in connection with the Trust Agreement, the Guarantee and the Indenture that would give them actual knowledge that any such opinions or other matters are not accurate or that any of the documents, certificates, reports and information upon which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

     Based upon the foregoing and subject to the exceptions, qualifications and limitations herein set forth, we are of the opinion that:

     1. BOTC is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States with corporate power and authority to execute and deliver, and to carry out and fully perform its obligations under the terms of, the Trust Agreement, the Guarantee, and the Indenture.

     2. BOD is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement.

     3. The execution, delivery and performance by each of BOTC and BOD of the Trust Agreement have been duly authorized by all necessary corporate action on the part of BOTC and BOD, respectively. The Trust Agreement has been duly executed and

                                    Exh C-2

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
as Representatives of the several Underwriters
Page 3
May __, 2001


delivered by BOTC and BOD, respectively, and constitutes the valid and binding agreement of each of BOTC and BOD, enforceable against each of BOTC and BOD, in accordance with its terms.

     4. The execution, delivery and performance by BOTC of the Guarantee, in its capacity as the Guarantee Trustee, and of the Indenture, in its capacity as Debenture Trustee, have been duly authorized by all necessary corporate action on the part of BOTC. Each of the Guarantee and the Indenture has been duly executed and delivered by BOTC, in its capacity as the Guarantee Trustee and Debenture Trustee, respectively, and constitutes the valid and binding agreement of BOTC, enforceable against BOTC in accordance with their terms.

     5. The execution, delivery and performance by each of BOTC and BOD of the Trust Agreement, and the execution, delivery and performance by BOTC of the Guarantee and the Indenture, in its capacity as the Guarantee Trustee and Debenture Trustee, respectively, do not conflict with, or constitute a breach of, BOTC's or BOD's respective charter or bylaws, or violate any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust power of BOTC or the corporate powers of BOD or, to our knowledge, conflict with any judgment or order applicable to BOTC or BOD.

     6. No consent, approval, the withholding of objection on the part of, or authorization of, or registration, declaration or filing with, or notice to, or qualification with, or the taking of any other action in respect of, any Delaware or federal, court, banking authority or other governmental body, is required for the execution, delivery or performance by each of BOTC and BOD of the Trust Agreement, or by BOTC of the Guarantee and the Indenture.

     7. To our knowledge, there are no proceedings pending or threatened against BOTC or BOD in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of BOTC or BOD to enter into, or perform its obligations under, the Trust Agreement, the Guarantee or the Indenture.

     The opinions set forth in paragraphs 3 and 4 above are further limited by
(i) public policy considerations; (ii) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, as well as awards by courts of relief in lieu of the remedy of specific

                                    Exh C-3

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
as Representatives of the several Underwriters
Page 4
May __, 2001


performance of contractual provisions; and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose.

     We express no opinion herein as to the laws of any jurisdiction except the laws of the State of Delaware and federal law (including, without limitation, federal laws of the United States of America governing the banking and trust powers of BOTC, but excluding any tax laws, fraudulent conveyance laws, fraudulent transfer laws and securities laws, and rules, regulations and orders thereunder, and further excluding judicial decisions to the extent that they deal with any of the foregoing). This opinion is given as of the date hereof and is based upon present laws and reported court decisions as they exist and are construed as of the date hereof.

     We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur. This opinion is rendered only to the addressees set forth above and is solely for the benefit of such addressees. This opinion may not be quoted to or relied upon by any other person or entity without the express prior written consent of a partner of this firm.


                                     Very truly yours,